                                                                       Exhibit 8


                               _____________, 2004


First Citizens Banc Corp
100 East Water Street
Sandusky, Ohio  44870

FNB Financial Corporation
60 West Main Street
P.O. Box 151
Shelby, Ohio  44875

Ladies and Gentlemen:

            We have acted as tax counsel to FNB Financial Corporation, an Ohio corporation ("FNB"), in connection with the transactions contemplated by the terms and provisions of the Agreement and Plan of Merger, dated as of March 3, 2004, as amended (the "Agreement"), by and between FNB and First Citizens Banc Corp, an Ohio corporation ("First Citizens"). Pursuant to Section 7.02(c) of the Agreement, the delivery of this opinion is a condition to the closing of the merger of FNB with and into First Citizens pursuant to the terms of the Agreement (the "Parent Merger"). All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Agreement.

            In rendering this opinion, we have examined the originals or certified, conformed, or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, (i) the Agreement, (ii) the statements and representations contained in (a) the Certificate of Representations of First Citizens, executed by a duly authorized officer of First Citizens and dated as of the date hereof, and (b) the Certificate of Representations of FNB,

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 2

executed by a duly authorized officer of FNB and dated as of the date hereof (collectively, the "Certificates"), (iii) the Registration Statement of First Citizens on Form S-4 and the proxy statement/prospectus of First Citizens included therein to be filed with the Securities and Exchange Commission (the "Registration Statement"), and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            In connection with our review of the Agreement, the Certificates, the Registration Statement, and the other documents referenced above, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, the uniformity with authentic originals of all items submitted to us as copies, and the conformity to final versions of all items submitted to us in draft version. We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct, and complete copies of all such documents, (ii) none of such documents has been amended or modified, (iii) all such documents are in full force and effect in accordance with the terms thereof, (iv) there are no other documents which affect the opinions hereinafter set forth, and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof. In addition, we assume that all representations made to the knowledge of any person or entity or with similar qualification are true and correct as if made without such qualification and that neither First Citizens nor FNB will notify us at or before the Effective Time that the statements and representations made in the Certificates are no longer complete and accurate. Finally, we assume that any holder of FNB Shares that has asserted, as of the Effective Time, dissenters' rights in accordance with the provisions of Section 1701.85 of the Ohio General Corporation Law will receive, pursuant to statutory procedures, an amount per FNB Share (each, a "Dissenting Share") that will not materially exceed the Per Share Cash Consideration.

            Our opinion is based on the understanding that the relevant facts are, and will be as of the Effective Time, as set forth in this letter. If this understanding is incorrect or incomplete in any respect, our opinion may be affected. Our opinion also is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, case law, and rulings of the Internal Revenue Service (the "Service") as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after any such change, our opinion would not be different. Our opinion is not binding on the Service or the courts, and no ruling has been, or will be, requested from the Service as to any federal income tax consequence described below.

                        DESCRIPTION OF THE PARENT MERGER

            The Agreement provides that the Parent Merger will constitute a merger, in accordance with the Ohio General Corporation Law, of FNB with and into First Citizens. First Citizens will be the surviving corporation, and the separate corporate existence of FNB will cease.

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 3

            As of March 3, 2004, the date of the Agreement, the authorized capital stock of First Citizens consisted of 10,000,000 common shares, without par value, of which 5,033,023 common shares were issued and outstanding (collectively, the "First Citizens Shares"). As of March 3, 2004, the authorized capital stock of FNB consisted of 1,000,000 common shares, par value $10 per share, of which 500,000 were issued and outstanding (the "FNB Shares").

            As of the date and time at which the Parent Merger becomes effective (the "Effective Time"), each of the FNB Shares then issued and outstanding, other than Dissenting Shares, shall be converted into the right to receive, at the election of the holder, either (x) 2.62 First Citizens Shares, (y) a cash amount equal to $72.00, or (z) a combination of such First Citizens Shares and cash. Subject to adjustment after cash paid in lieu of fractional shares, the total consideration payable by First Citizens to FNB shareholders in connection with the merger will consist of 786,000 First Citizens Shares and cash in the amount of $14,400,000.

            Although FNB shareholders have the right to elect the type of consideration they wish to receive, the distribution of the consideration to FNB shareholders is subject to certain overall restrictions. Under the terms of the Agreement, no more than sixty percent (60%) of the FNB Shares issued and outstanding on the effective date of the merger may be converted into First Citizens Shares, and no more than forty percent (40%) of the FNB Shares issued and outstanding on the effective date of the merger may be converted into cash. Depending on the elections of the FNB shareholders, it may become necessary for First Citizens or the exchange agent to allocate the Parent Merger consideration among the FNB shareholders in order to satisfy the 60% stock and 40% cash requirement. Such an allocation could cause the actual distribution of the merger consideration to a shareholder of FNB to be different from the shareholder's election.

            If more than forty percent (40%) of the total number of FNB Shares issued and outstanding have been deposited with the exchange agent for cash pursuant to the "all cash election" or the "mixed election" of stock and cash, First Citizens or the exchange agent will eliminate from the shares deposited for cash pursuant to the all cash election a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the all cash election and the mixed election does not exceed forty percent (40%) of the FNB Shares issued and outstanding on the effective date of the Parent Merger. All FNB Shares that are eliminated from the shares deposited for cash will be added to the shares deposited for First Citizens Shares pursuant to the all stock election. Notice of such allocation will be provided promptly to each FNB shareholder whose FNB Shares are eliminated from the shares on deposit for cash and added to the shares deposited for stock.

            Certain limitations will apply to these allocations. FNB shareholders owning one hundred (100) or fewer FNB Shares who have elected the all cash election will not be required to

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 4

have any of their FNB Shares converted into First Citizens Shares. Therefore, the allocations described above will be made on a pro rata basis in relation to the total number of shares deposited pursuant to the all cash election minus the number of shares deposited pursuant to the all cash election by FNB shareholders who own one hundred (100) or fewer FNB Shares. Additionally, the holders of FNB common shares who have elected to have their shares converted pursuant to the mixed election of cash and stock will not be required to have more than sixty percent (60%) of their FNB Shares converted into First Citizens common shares.

            If fewer than forty percent (40%) of the total number of FNB Shares issued and outstanding have been deposited with the exchange agent for cash pursuant to the all cash election or the mixed election of stock and cash, First Citizens or the exchange agent will add to such deposited shares a sufficient number of FNB Shares deposited for First Citizens pursuant to the all stock election so that the total number of FNB common shares on deposit for cash pursuant to the all cash election and the mixed election is not less than forty percent (40%) of the FNB common shares issued and outstanding on the effective date of the merger. All FNB Shares that are added to the shares pursuant to the stock election will be converted into cash. Notice of such allocation will be provided promptly to each FNB shareholder whose FNB Shares are added to the shares on deposit for cash and eliminated from the shares deposited for stock.

            The allocations described above will be made on a pro rata basis in relation to the total number of FNB Shares deposited for First Citizens Shares pursuant to the all stock election. In addition, the holders of FNB Shares who have elected to have their shares converted pursuant to the mixed election of cash and stock will not be required to have more than forty percent (40%) of their FNB Shares converted into cash.

            Holders of Dissenting Shares shall, upon the effectiveness of the Parent Merger, have only such rights as are provided in Section 1701.85 of the Ohio General Corporation Law, and any amounts required by Section 1701.85 to be paid to any holder of Dissenting Shares shall be paid by First Citizens as the surviving corporation; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section 1701.85 of the Ohio General Corporation Law, each such holder's Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as shall have been designated by each such holder, subject to Section 2.01 of the Agreement.

            No certificate or scrip representing fractional First Citizens Shares shall be issued in the Parent Merger. In lieu thereof, each holder of FNB Shares who would otherwise be entitled to receive a fractional First Citizens Share shall receive cash in an amount determined by multiplying (i) the fractional share interest to which such holder (after taking into account all FNB Shares held at the Effective Time by such holder).

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 5

                                    OPINIONS

      Based upon the foregoing, we are of the opinion that, under current law:

      1. The Parent Merger will be a reorganization within the meaning of
Section 368(a)(1)(A) of the Code. First Citizens and FNB each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

      2. No gain or loss will be recognized by First Citizens or FNB as a result of the Parent Merger.

      3. The tax basis of the assets of FNB in the hands of First Citizens will be the same as the tax basis of such assets in the hands of FNB immediately prior to the Parent Merger.

      4. The holding period of the assets of FNB to be received by First Citizens will include the period during which such assets were held by FNB.

      5. A FNB shareholder receiving solely First Citizens Shares in exchange for such shareholder's FNB Shares (not including any cash received in lieu of fractional First Citizens Shares) will recognize no gain or loss upon the receipt of such First Citizens Shares.

      6. A FNB shareholder receiving solely cash in exchange for such shareholder's FNB Shares (as a result of such shareholder's dissent to the Parent Merger or election to receive the Per Share Cash Consideration for all of such shareholder's FNB Shares), will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder's FNB Shares, subject to the provisions and limitations of Section 302 of the Code.

      7. A FNB shareholder receiving both cash and First Citizens Shares in exchange for such shareholder's FNB Shares (not including any cash received in lieu of fractional First Citizens Shares) will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of fractional First Citizens Shares). For purposes of determining the character of this gain, such FNB shareholder will be treated as having received only First Citizens Shares in exchange for such shareholder's FNB Shares, and as having immediately redeemed a portion of such First Citizens Shares for the cash received (excluding cash received in lieu of fractional First Citizens Shares). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Code (to the extent of FNB's current or accumulated earnings and profits), the gain will be capital gain if the FNB Shares are held by such shareholder as a capital asset at the time of the Parent Merger.

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 6

      8. A FNB shareholder receiving cash in lieu of fractional First Citizens Shares will recognize gain or loss as if such fractional First Citizens Shares were distributed as part of the Parent Merger and then redeemed by First Citizens, subject to the provisions and limitations of Section 302 of the Code.

      9. The tax basis of the First Citizens Shares received by a FNB shareholder pursuant to the Parent Merger will be the same as the tax basis of the FNB Shares surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of gain, if any, recognized on the exchange.

      10. The holding period of the First Citizens Shares received by a FNB shareholder will include the period during which the FNB Shares surrendered in exchange therefor were held, provided the FNB Shares are a capital asset in the hands of the FNB shareholder at the time of the Parent Merger.


                                      * * *

            Our opinion is limited to the foregoing federal income tax consequences of the Parent Merger, which are the only matters as to which you have requested our opinion. We do not address any other federal income tax consequences of the Parent Merger or other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States. Furthermore, our opinion does not address any federal income tax consequences of the Parent Merger that may be relevant to a FNB shareholder in light of that shareholder's particular status or circumstances, including, without limitation, FNB shareholders that are (i) foreign persons,
(ii) insurance companies, (iii) financial institutions, (iv) tax-exempt entities, (v) retirement plans, (vi) dealers in securities, (vii) persons subject to the alternative minimum tax, (viii) persons whose FNB Shares were acquired pursuant to the exercise of employee stock options or otherwise as compensation, (ix) persons who receive First Citizens Shares other than in exchange for FNB Shares, or (x) persons who hold FNB Shares as part of a hedge, straddle, or conversion transaction. We undertake no responsibility to update this opinion.

            The opinion expressed herein is furnished specifically for you and your respective shareholders, and may not be relied upon, assigned, quoted, or otherwise used in any manner or for any purpose by any other person or entity without our specific prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to our firm in the Registration Statement under the captions "Material federal income tax consequences" and "Legal matters." In giving such consent, we do not thereby admit that we

First Citizens Banc Corp
FNB Financial Corporation
_____________, 2004
Page 7

fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Respectfully,

                                        VORYS, SATER, SEYMOUR AND PEASE LLP